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                                  EXHIBIT 4.1

                           Credit Agreement (3-Year)

                                  Dated as of

                                  May 3, 2001

                                     Among

                              Maytag Corporation,

                            The Banks Party Hereto,

                                      And

                       Bank of Montreal, Chicago Branch,
                            as Administrative Agent


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                            BMO Nesbitt Burns, Inc.

                                      And

                        Banc One Capital Markets, Inc.
                             as Co-Lead Arrangers,

                                 Bank One, NA,
                             as Syndication Agent

                                      And

                             Royal Bank of Canada,
                            as Documentation Agent
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                               Table of Contents


Section                                            Heading                                           Page
Section 1.            The Committed Facility........................................................     1

    Section 1.1.      The Commitments...............................................................     1
    Section 1.2.      Applicable Interest Rates.....................................................     1
    Section 1.3.      Minimum Borrowing Amounts.....................................................     3
    Section 1.4.      Manner of Borrowing Loans and Designating Interest Rates
                         Applicable to Loans........................................................     3

Section 2.            General Provisions Applicable To Loans; Reduction of Commitments..............     5

    Section 2.1.      Interest Periods..............................................................     5
    Section 2.2.      Maturity of Loans.............................................................     6
    Section 2.3.      Prepayments...................................................................     6
    Section 2.4.      Default Rate..................................................................     6
    Section 2.5.      The Notes.....................................................................     7
    Section 2.6.      Commitment Terminations.......................................................     7
    Section 2.7.      Funding Indemnity.............................................................     8
    Section 2.8.      Substitution of Euro for National Currency....................................     8

Section 3.            Fees..........................................................................     9

    Section 3.1.      Facility Fee..................................................................     9
    Section 3.2.      Usage Fee.....................................................................     9
    Section 3.3.      Administrative Agent Fees.....................................................     9

Section 4.            Place and Application of Payments.............................................     9

    Section 4.1.      Place and Application of Payments.............................................     9

Section 5.            Definitions; Interpretation...................................................    10

    Section 5.1.      Definitions...................................................................    10
    Section 5.2.      Interpretation................................................................    17

Section 6.            Representations and Warranties................................................    17

    Section 6.1.      Organization and Qualification................................................    17
    Section 6.2.      Subsidiaries..................................................................    17
    Section 6.3.      Corporate Authority and Validity of Obligations...............................    18
    Section 6.4.      Not an Investment Company.....................................................    18
    Section 6.5.      Margin Stock..................................................................    18
    Section 6.6.      Financial Reports.............................................................    18
    Section 6.7.      No Material Adverse Change....................................................    19
    Section 6.8.      Litigation....................................................................    19

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
    Section 6.9.      Tax Returns...................................................................    19
    Section 6.10.     Approvals.....................................................................    19
    Section 6.11.     Liens.........................................................................    19
    Section 6.12.     ERISA.........................................................................    19
    Section 6.13.     Compliance with Environmental Laws............................................    20

Section 7.            Conditions Precedent..........................................................    21

    Section 7.1.      Initial Borrowing.............................................................    21
    Section 7.2.      All Loans.....................................................................    21

Section 8.            Covenants.....................................................................    22

    Section 8.1.      Existence.....................................................................    22
    Section 8.2.      Maintenance...................................................................    23
    Section 8.3.      Taxes.........................................................................    23
    Section 8.4.      Insurance.....................................................................    23
    Section 8.5.      Financial Reports and Other Information.......................................    23
    Section 8.6.      Leverage Ratio................................................................    24
    Section 8.7.      Interest Coverage Ratio.......................................................    25
    Section 8.8.      Mergers, Consolidations, Leases, and Sales....................................    25
    Section 8.9.      ERISA.........................................................................    26
    Section 8.10.     Conduct of Business...........................................................    26
    Section 8.11.     Liens.........................................................................    26
    Section 8.12.     Use of Proceeds; Margin Stock.................................................    28
    Section 8.13.     Compliance with Laws..........................................................    28

Section 9.            Events of Default and Remedies................................................    28

    Section 9.1.      Events of Default.............................................................    28
    Section 9.2.      Non-Bankruptcy Defaults.......................................................    30
    Section 9.3.      Bankruptcy Defaults...........................................................    30
    Section 9.4.      Expenses......................................................................    31

Section 10.           Change in Circumstances.......................................................    31

    Section 10.1.     Change of Law.................................................................    31
    Section 10.2.     Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR.    31
    Section 10.3.     Increased Cost and Reduced Return.............................................    32
    Section 10.4.     Lending Offices...............................................................    33
    Section 10.5.     Discretion of Bank as to Manner of Funding....................................    33
    Section 10.6.     Substitution of Bank..........................................................    33

Section 11.           The Administrative Agent......................................................    34

    Section 11.1.     Appointment and Authorization.................................................    34
    Section 11.2.     Administrative Agent and Affiliates...........................................    34
    Section 11.3.     Action by Administrative Agent................................................    34

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
    Section 11.4.     Consultation with Experts.....................................................    35
    Section 11.5.     Liability of Administrative Agent.............................................    35
    Section 11.6.     Indemnification...............................................................    35
    Section 11.7.     Credit Decision...............................................................    35
    Section 11.8.     Resignation of Administrative Agent and Successor
                          Administrative Agent......................................................    36
    Section 11.9.     Payments......................................................................    36

Section 12.           Miscellaneous.................................................................    37

    Section 12.1.     Withholding Taxes.............................................................    37
    Section 12.2.     No Waiver of Rights...........................................................    38
    Section 12.3.     Non-Business Day..............................................................    38
    Section 12.4.     Documentary Taxes.............................................................    38
    Section 12.5.     Survival of Representations...................................................    38
    Section 12.6.     Survival of Indemnities.......................................................    39
    Section 12.7.     Sharing of Set-Off............................................................    39
    Section 12.8.     Notices.......................................................................    39
    Section 12.9.     Counterparts..................................................................    40
    Section 12.10.    Successors and Assigns........................................................    40
    Section 12.11.    Participants..................................................................    40
    Section 12.12.    Assignment of Commitments by Banks............................................    40
    Section 12.13.    Designation...................................................................    41
    Section 12.14.    Amendments....................................................................    42
    Section 12.15.    Legal Fees and Indemnification................................................    42
    Section 12.16.    Currency......................................................................    43
    Section 12.17.    Currency Equivalence..........................................................    43
    Section 12.18.    Governing Law.................................................................    43
    Section 12.19.    Submission to Jurisdiction; Waiver of Jury Trial..............................    43
    Section 12.20.    Headings......................................................................    44
    Section 12.21.    Entire Agreement..............................................................    44

Signatures..........................................................................................    45

Schedule 8.3  Taxes

Exhibit A     Form of Note
Exhibit B     Subsidiaries
Exhibit C     Form of Opinion of Counsel
Exhibit D     Form of Opinion of Counsel
Exhibit E     Form of Compliance Certificate

                               Credit Agreement

     Credit Agreement (3-Year), dated as of May 3, 2001, among Maytag Corporation, a Delaware corporation (the "Borrower"), the Banks party hereto from time to time and Bank of Montreal, Chicago Branch, as Administrative Agent.

                                  Witnesseth:

     Whereas, subject to and upon the terms and conditions set forth herein, the Borrower has requested and the Banks are willing to make available to the Borrower the credit facility provided for herein.

     Now, Therefore, it is Agreed:

Section 1.  The Committed Facility.

     Section 1.1. The Commitments. Subject to the terms and conditions hereof, each Bank severally agrees to make a loan or loans (individually a "Loan" and collectively "Loans") to the Borrower from time to time in U.S. Dollars or Alternative Currencies on a revolving basis in an aggregate outstanding Original Dollar Amount up to the amount of its commitment to make Loans set forth on the applicable signature page hereof or in any applicable assignment pursuant to
Section 12.12 hereof (its "Commitment" and cumulatively for all the Banks the "Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. At no time shall the aggregate Original Dollar Amount of all outstanding Loans exceed the Commitments then in effect, which Commitments on the date hereof total U.S. $200,000,000. Each Borrowing of Loans shall be advanced ratably from the Banks in proportion to their respective Unused Commitments. Subject to Section 1.4 hereof, the Borrower may elect that each Borrowing of Loans be advanced or maintained as Domestic Rate Loans or Eurocurrency Loans, which Loans may be repaid and the principal amount thereof reborrowed prior to the Termination Date, subject to all reductions in the Commitments and all other terms and conditions hereof.

     Section 1.2.  Applicable Interest Rates.

      (a) Domestic Rate Loans. Each Domestic Rate Loan made or maintained by a Bank shall bear interest during each Interest Period that it constitutes a Domestic Rate Loan (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until the last day of such Interest Period at a rate per annum equal to the Domestic Rate from time to time in effect, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise).

     "Domestic Rate" means for any day the greater of:

            (i) the rate of interest announced by the Administrative Agent from time to time as its prime commercial rate, or equivalent, for U.S. Dollar loans to borrowers located in the United States, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

            (ii) the sum of (x) the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on any such next succeeding Business Day, the rate for such day shall be the average of the rates quoted to the Administrative Agent by two or more New York or Chicago Federal funds brokers on such day for such transactions as determined by the Administrative Agent, plus (y) 3/8 of 1% (0.375%).

      (b) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period that it constitutes a Eurocurrency Loan (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the first day of such Interest Period until the last day of such Interest Period at a rate per annum equal to the sum of the applicable Eurocurrency Margin plus the Adjusted LIBOR applicable to such Loan, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the first day of such Interest Period.

      "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:

                                         LIBOR
                            _________________________________

          Adjusted LIBOR =  100% - Eurocurrency Reserve Percentage

      "LIBOR" means, with respect to an Interest Period for a Borrowing of Eurocurrency Loans, the average of the respective rates of interest per annum, as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), at which deposits of U.S. Dollars or the relevant Alternative Currency, as applicable, in immediately available and freely transferable funds are offered to each of the Reference Banks at 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period by major banks in the eurocurrency interbank market upon request by each such Reference Bank for a period equal to such Interest Period and in an amount equal to the principal amount of the Eurocurrency Loan scheduled to be advanced, continued or created by conversion from a Domestic Rate Loan by such Reference Bank as part of such Borrowing.

      "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves

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

(including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     "Eurocurrency Margin" means for each Eurocurrency Loan: (i) 0.275% per annum for any day Level I Status exists, (ii) 0.375% per annum for any day Level II Status exists, (iii) 0.475% per annum for any day Level III Status exists,
(iv) 0.575% per annum for any day Level IV Status exists and (v) 0.675% per annum for any day Level V Status exists.

      (c) Rate Quotations. Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or, if no such quotation is provided on a timely basis, the provisions of Section 10.2 shall apply.

      (d) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and the Original Dollar Amount of each Loan hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each Eurocurrency Loan shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period applicable to such Loan.

     Section 1.3. Minimum Borrowing Amounts. Each Borrowing of Loans at any time outstanding shall be in an amount not less than an Original Dollar Amount of U.S. $10,000,000.

     Section 1.4. Manner of Borrowing Loans and Designating Interest Rates Applicable to Loans.

      (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 9:00 a.m. (Chicago time) (i) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans and (ii) on the date the Borrower requests the Banks to advance a Borrowing of Domestic Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing contained in Section 1.3, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such

Borrowing as Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower or, if such Eurocurrency Loan is denominated in U.S. Dollars, convert part or all of such Borrowing into Domestic Rate Loans, (ii) if such Borrowing is of Domestic Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurocurrency Loans denominated in U.S. Dollars for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars into Domestic Rate Loans or of Domestic Rate Loans into Eurocurrency Loans denominated in U.S. Dollars must be given by no later than 9:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the currency and Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

      (b) Notice to the Banks. The Administrative Agent shall give prompt telephonic or telecopy notice to each of the Banks of any notice from the Borrower received pursuant to Section 1.4(a) above. The Administrative Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans and, if such Borrowing is denominated in an Alternative Currency, shall give notice by such means to the Borrower and each Bank of the Original Dollar Amount thereof.

      (c) Borrower's Failure to Notify. Any outstanding Borrowing of Domestic Rate Loans shall, subject to Section 7.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Administrative Agent within the period required by Section 1.4(a) that it intends to convert such Borrowing into a Borrowing of Eurocurrency Loans or notifies the Administrative Agent within the period required by Section 2.3(a) that it intends to prepay such Borrowing. In the event the Borrower fails to give notice pursuant to Section 1.4(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars before the last day of its then current Interest Period within the period required by Section 1.4(a) and has not notified the Administrative Agent within the period required by
Section 2.3(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Domestic Rate Loans, subject to
Section 7.2 hereof. In the event the Borrower fails to give notice pursuant to
Section 1.4(a) above of the continuation of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency before the last day of its then current Interest Period within the period required by Section 1.4(a) and has not notified the Administrative Agent within the period required by Section 2.3(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be continued as a Borrowing of Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month, subject to Section 7.2 hereof, including the restrictions contained in the definition of Interest Period.

      (d) Disbursement of Loans. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing of Eurocurrency Loans, and not later than 12:00 noon (Chicago time) on the date of any requested advance of a new Borrowing of Domestic Rate Loans, subject to Section 7 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois, except that if such Borrowing is denominated in an Alternative Currency each Bank shall make available its Loan comprising part of such Borrowing at such office as the Administrative Agent has previously notified to each Bank, in such funds then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value on the date of the Borrowing. The Administrative Agent shall make available to the Borrower Loans denominated in U.S. Dollars at the Administrative Agent's principal office in Chicago, Illinois and Loans denominated in Alternative Currencies at such office as the Administrative Agent has previously notified the Borrower, in each case in the type of funds received by the Administrative Agent from the Banks. Outstanding Borrowings of Loans that are continued for an additional Interest Period or converted into Loans of a different type, as permitted by Section 1.4(a), are maintained by each Bank in the same principal amount as originally advanced.

Section 2. General Provisions Applicable To Loans; Reduction of Commitments

      Section 2.1. Interest Periods. As provided in Section 1.4 hereof, at the time of each request to advance, continue, or create through conversion a Borrowing of Eurocurrency Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing is made, continued, or created through conversion and ending: (a) in the case of Domestic Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (i.e., the first to occur thereafter of March 31, June 30, September 30, and December 31); and (b) in the case of Eurocurrency Loans 1, 2, 3, 6, or, if available from all the Banks, 9 months thereafter, as the Borrower may select; provided, however, that:

            (a) any Interest Period for a Borrowing of Domestic Rate Loans commencing less than 90 days before the Termination Date shall end on the Termination Date;

            (b) with respect to any Borrowing of Eurocurrency Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

            (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

            (d) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

      Section 2.2. Maturity of Loans. Each Loan shall mature and become due and payable by the Borrower on the Termination Date.

      Section 2.3. Prepayments.

      (a) Loans.   The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is denominated in U.S. Dollars, in an amount not less than U.S. $10,000,000 and in integral multiples of U.S. $1,000,000, (ii) if such Borrowing is denominated in an Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than U.S. $10,000,000 and (iii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.3 hereof remains outstanding) any Borrowing of Loans at any time upon three Business Days', in the case of Eurocurrency Loans, or one Business Day's, in the case of Domestic Rate Loans, prior notice to the Administrative Agent (which shall advise each Bank thereof promptly thereafter), such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment and, in the case of Eurocurrency Loans, any compensation required by Section 2.7 hereof.

      (b) Reborrowings. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

      Section 2.4. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

            (a) with respect to any Domestic Rate Loan, the sum of two percent (2%) plus the Domestic Rate from time to time in effect; and

            (b) with respect to any Eurocurrency Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in U.S. Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Domestic Rate from time to time in effect or, if such Loan is denominated in an Alternative Currency, at a rate per annum equal to the sum of the Eurocurrency Margin, plus two (2%) plus the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Administrative Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Administrative Agent is not placing deposits in such currency in the interbank market, then the Administrative Agent's cost of funds in such currency for such period).

      Section 2.5. The Notes. (a) Each Loan made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit A hereto. Each such promissory note is hereinafter referred to as a "Note" and collectively such promissory notes are referred to as the "Notes."

      (b) Each Bank shall record on its books and records or on a schedule to its Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, in respect of any Eurocurrency Loan, the Interest Period, the currency in which such Loan is denominated, and the interest rate applicable thereto; provided that prior to the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

      Section 2.6. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Administrative Agent, to terminate the Commitments, in whole or in part, without premium or penalty, any partial termination to be in an amount not less than U.S. $10,000,000 or any larger amount that is an integral multiple of U.S. $1,000,000, and to reduce ratably the Commitments of the Banks; provided that the Commitments may not be reduced to an amount less than the Original Dollar Amount of Loans then outstanding. Any termination of Commitments pursuant to this Section 2.6 may not be reinstated.

      Section 2.7. Funding Indemnity. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

            (a) any payment, prepayment or conversion of a Eurocurrency Loan on a date other than the last day of its Interest Period,

            (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurocurrency Loan, or to convert a Domestic Rate Loan into a Eurocurrency Loan, on the date specified in a notice given pursuant to Section 1.4 hereof,

            (c) any failure by the Borrower to make any payment of principal on any Eurocurrency Loan when due (whether by acceleration or otherwise), or

            (d) any acceleration of the maturity of a Eurocurrency Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive.

     Section 2.8. Substitution of Euro for National Currency. If any Alternative Currency is replaced by the Euro, the Euro may be tendered in payment of any outstanding amount denominated in such Alternative Currency at the conversion rate specified in, or otherwise calculated in accordance with, the regulations adopted by the Council of the European Union relating to the Euro. Except as provided in the foregoing provision of this Section, no replacement of an Alternative Currency by the Euro shall discharge, excuse or otherwise affect the performance of any obligation of the Borrower under this Agreement or its Notes. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

Section 3.  Fees.

     Section 3.1. Facility Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Banks, based on their Commitments, a facility fee (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) on the average daily amount of the Credit Exposures hereunder at a rate of (i) 0.100% per annum for each day Level I Status exists, (ii) 0.125% per annum for each day Level II Status exists, (iii) 0.150% per annum for each day Level III Status exists, (iv) 0.175% per annum for each day

Level IV Status exists, and (v) 0.200% per annum for each day Level V Status exists. Such fee shall be payable in arrears on the last day of each calendar quarter, commencing June 30, 2001, on the Termination Date, and on the date on which the Credit Exposures are reduced to zero. If any Bank fails to fund a Loan at a time when, pursuant to Section 7 hereof, it is obligated to fund such Loan, it shall not accrue a facility fee hereunder until it cures such default by funding such Loan. The Borrower shall not be obligated to pay such Bank's portion of the facility fee otherwise payable under this Section 3.1 if it notifies the Administrative Agent of such Bank's default and of the amount of the facility fee thereby not earned by such defaulting Bank. If the Administrative Agent receives any payment of the facility fee hereunder from which an amount has been so deducted as provided above, the Administrative Agent shall be entitled to not remit to any Bank identified by the Borrower as such a defaulting Bank its pro rata share of the portion of the facility fee not earned by such Bank as notified by the Borrower as provided above.

     Section 3.2. Usage Fee. For each day that the sum of the outstanding principal amount of the Loans plus the outstanding principal amount of the "Loans" outstanding under the Other Credit Agreement exceeds 33% of the sum of the Commitments then in effect plus the "Commitments" under the Other Credit Agreement then in effect, the Borrower shall pay to the Administrative Agent for the ratable benefit of the Banks, based on their outstanding Loans, a fee equal to 0.125% per annum (computed on the basis of a year of 360 days and actual days elapsed) of the principal amount of all Loans outstanding on each such day, payable in arrears on the last day of each calendar quarter and on the date the Credit Exposures are reduced to zero.

     Section 3.3. Administrative Agent Fees. The Borrower shall pay to the Administrative Agent the fees agreed to between the Administrative Agent and the Borrower.

Section 4.  Place and Application of Payments.

     Section 4.1. Place and Application of Payments. All payments of principal of and interest on the Loans and all payments of facility fees and all other amounts payable under this Agreement shall be made to the Administrative Agent by no later than 12:00 noon (Chicago time) at the principal office of the Administrative Agent in Chicago, Illinois (or such other location in the State of Illinois as the Administrative Agent may designate to the Borrower) or, if such payment is to be made in an Alternative Currency, no later than 12:00 noon local time at the place of payment to such office as the Administrative Agent has previously notified the Borrower for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made (i) in lawful money of the United States of America, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without setoff or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.

Section 5.  Definitions; Interpretation.

   Section 5.1. Definitions. The following terms when used herein have the following meanings:

     "Adjusted LIBOR" is defined in Section 1.2(b) hereof.

     "Administrative Agent" means Bank of Montreal, acting through its Chicago Branch, and any successor pursuant to Section 11.8 hereof.

     "Alternative Currency" means Euros, Pounds Sterling, Deutsche Marks, French Francs, Australian Dollars, Canadian Dollars, Italian Lire and any other currency requested by the Borrower as an "Alternative Currency" hereunder which is available to each Bank as confirmed by the Administrative Agent to the Borrower after consultation with the Banks.

     "Applicable Credit Rating" at any time means (i) the Moody's Rating at such time and the S&P Rating at such time, if such Credit Ratings are the same, or
(ii) if the Moody's Rating and the S&P Rating differ by one level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers), the Applicable Credit Rating shall be the higher of the two Credit Ratings or (iii) if the Moody's Rating and the S&P Rating differ by more than one level or if there is no Moody's Rating or S&P Rating, the Applicable Credit Rating shall be the Credit Rating that is one level lower than the higher of the two Credit Ratings or one level below the remaining Credit Rating. If any Credit Rating shall be changed by Moody's or S&P, such change shall be effective for purposes of determining the Applicable Credit Rating as of the Business Day following such change and shall remain effective until the effective date of the next such change.

     "Authorized Officer" means each Authorized Representative and in any case shall include the Chief Financial Officer, Treasurer, and any Assistant Treasurer, or, in each case, any other officer performing comparable duties however designated.

     "Authorized Representative" means any of Steven H. Wood, Executive Vice President and Chief Financial Officer, Steven J. Klyn, Vice President and Treasurer, and Mark S. Ayers, Assistant Treasurer, as shown on the list of officers provided by the Borrower pursuant to Section 7.1(c) hereof, or any other person shown on any updated list provided by the Borrower to the Administrative Agent, or any further or different officer(s) or employee(s) of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

     "Bank" means each bank signatory hereto or that becomes a Bank hereunder pursuant to an assignment in accordance with Section 12.12 hereof.

     "Borrower" means Maytag Corporation, a Delaware corporation.

     "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by one or more

Banks on a single date and for a single Interest Period. Borrowings of Loans are advanced ratably from each of the Banks according to their Unused Commitments and are continued or converted in the same amounts as originally advanced. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as requested by the Borrower pursuant to Section 1.4(a).

     "Business Day" means any day other than a Saturday, Sunday or a day on which Banks are authorized or required to close in Chicago, Illinois or New York, New York; if the applicable Business Day relates to the advance, continuation, conversion of or into, or payment of a Eurocurrency Loan, any such day on which banks are dealing in U.S. Dollar deposits or the relevant Alternative Currency in the interbank market in London, England; if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency other than Euros, any such day on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loans are to be made; and, if the applicable Business Day relates to the borrowing or payment of Eurocurrency Loans denominated in the Euro, any such day which is a TARGET Day.

     "Capital Lease" means at any date any lease of Property which in accordance with GAAP at the time in effect would be required to be capitalized on the balance sheet of the lessee.

     "Capital Lease Obligations" of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "Change of Control" is defined in Section 9.1(h) hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment" is defined in Section 1.1 hereof.

     "Consolidated Earnings Before Interest and Taxes" means, for any fiscal quarter, determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, (i) Operating Income, plus (ii) for the fiscal quarter ending December 31, 2000, $29,900,000 for non-cash write-offs taken by the Borrower during such fiscal quarter relating to discontinued business and product initiatives, asset write downs and executive severance costs.

     "Consolidated EBITDA" means, for any fiscal quarter, determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, (i) Consolidated Earnings Before Interest and Taxes, plus (ii) depreciation of fixed assets and amortization of intangible assets for such fiscal quarter.

     "Consolidated Indebtedness" means (i) all (a) obligations of the Borrower and its Subsidiaries for borrowed money, (b) obligations of the Borrower and its Subsidiaries representing the deferred purchase price of property or services other than accounts payable for property or other accrued expenses for services, in each case arising in the ordinary course of business on terms customary in the trade, (c) obligations of the Borrower and its Subsidiaries evidenced by notes, acceptances, or other instruments of the Borrower and its Subsidiaries, and (d) Capital Lease Obligations of the Borrower and its Subsidiaries, plus (ii) all obligations of the Borrower and its Subsidiaries under the Manditorily Redeemable Preferred Capital Securities issued by Maytag Capital Trust I and Maytag Capital Trust II, determined (without duplication) on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any fiscal quarter of the Borrower and its Subsidiaries, an amount equal to interest expense on Consolidated Indebtedness, as determined in accordance with GAAP plus the amount of the distribution made by the Borrower and its Subsidiaries on the Manditorily Redeemable Preferred Capital Securities issued by Maytag Capital Trust I and Maytag Capital Trust II as shown in the footnotes to the Borrower's Form 10-K or Form 10-Q for such period.

     "Consolidated Net Income" means, for any period, the consolidated net income of the Borrower and Consolidated Subsidiaries for such period determined in accordance with GAAP.

     "Consolidated Subsidiary" means any Subsidiary or other entity whose accounts are required to be consolidated with those of the Borrower in accordance with GAAP.

     "Controlled Group" has the same meaning as in Section 414(b) of the Code.

     "Credit Exposure" means, with respect to any Bank at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the aggregate outstanding principal of its Loans.

     "Credit Rating" means the Moody's Rating or the S&P Rating.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Domestic Rate" is defined in Section 1.2(a) hereof.

     "Domestic Rate Loan" means a Loan denominated in U.S. Dollars bearing interest before maturity at the rate specified in Section 1.2(a) hereof.

     "ERISA" is defined in Section 6.12 hereof.

     "Euro" means the currency of participating member states of the European Union that adopt a single currency in accordance with the Treaty on European Union signed February 7, 1992.

     "Eurocurrency Loan" means a Loan bearing interest before maturity at the rate specified in Section 1.2(b) hereof.

     "Eurocurrency Margin" is defined in Section 1.2(b) hereof.

     "Eurocurrency Reserve Percentage" is defined in Section 1.2(b) hereof.

     "Event of Default" means any of the events or circumstances specified in
Section 9.1 hereof.

     "GAAP" means generally accepted accounting principles in the United States, from time to time in effect, consistently applied.

     "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or letter of credit.

     "Interest Period" is defined in Section 2.1 hereof.

     "Lending Office" is defined in Section 10.4 hereof.

     "Level I Status" means the Applicable Credit Rating is A or higher (to the extent based on a S&P Rating) or A2 or higher (to the extent based on a Moody's Rating).

     "Level II Status" means the Applicable Credit Rating is A- (to the extent based on a S&P Rating) or A3 (to the extent based on a Moody's Rating).

     "Level III Status" means the Applicable Credit Rating is BBB+ (to the extent based on a S&P Rating ) or Baa1 (to the extent based on a Moody's Rating).

     "Level IV Status" means the Applicable Credit Rating is BBB (to the extent based on a S&P Rating) or Baa2 (to the extent based on a Moody's Rating).

     "Level V Status" means the Applicable Credit Rating is BBB- or lower (to the extent based on a S&P Rating) or Baa3 or lower (to the extent based on a Moody's Rating).

     "LIBOR" is defined in Section 1.2(b) hereof.

     "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

     "Loan" is defined in Section 1.1 hereof and the term "type" of Loan refers to its status as a Domestic Rate Loan or Eurocurrency Loan.

     "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

     "Material Plan" is defined in Section 9.1(f) hereof.

     "Material Subsidiary" means any Subsidiary of the Borrower except a Subsidiary that (i) is incorporated outside the United States, and (ii) has neither (a) assets with a book value in excess of U.S. $5,000,000 nor (b) annual revenues for the most recently completed calendar year in excess of U.S. $5,000,000.

     "Moody's Rating" means the rating assigned by Moody's Investors Service, Inc. to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower. Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. and shall be deemed to refer to the equivalent rating if such rating system changes.

     "Note" is defined in Section 2.5(a) hereof.

     "Operating Income" means, for any fiscal quarter, operating income determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP and consistent with the consolidated income and consolidated cash flow for the year ended December 31, 2000, heretofore furnished to the Banks.

     "Original Dollar Amount" means the amount of any Loan denominated in U.S. Dollars and, in relation to any Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan on the day it is advanced or continued for an Interest Period.

     "Other Credit Agreement" means the Credit Agreement (364-Day) dated as of the date hereof among the Borrower, the banks party thereto from time to time and Bank of Montreal, as Administrative Agent, as amended from time to time.

     "PBGC" is defined in Section 6.12 hereof.

     "Permitted Securitizations" means sales at no less than fair market value of accounts receivable owed to the Borrower or any Subsidiary.

     "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Plan" means with respect to the Borrower and each Subsidiary at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group of which the Borrower or such Subsidiary is a part, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group of which the Borrower or such Subsidiary is a part is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group of which the Borrower or such Subsidiary is a part has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4069 of ERISA.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

     "Reference Banks" means Bank of Montreal and Bank One, NA.

     "Required Banks" means as of the date of determination thereof, Banks holding at least 66-2/3% of the Commitments or, in the event that no Commitments are outstanding hereunder, Banks holding at least 66-2/3% in aggregate principal amount of the Loans outstanding hereunder.

     "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     "SEC" means the Securities and Exchange Commission.

     "Set-Off" is defined in Section 12.7 hereof.

     "S&P Rating" means the rating assigned by Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc. to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower.
Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and shall be deemed to refer to the equivalent rating if such rating system changes.

     "Subsidiary" means any corporation or other entity of which more than fifty percent (50%) of the outstanding Voting Stock, in the case of a corporation, or comparable equity interests having ordinary voting power for the election of the governing body of such non-corporate entity is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

     "TARGET Day" shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

     "Termination Date" means May 3, 2004.

     "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent ongoing actuarial valuation date for such Plan.

     "Unused Commitment" means as to each Bank, the difference between such Bank's Commitment and the Original Dollar Amount of all outstanding Loans of such Bank.

     "U.S. Dollars" and the sign "U.S.$" means the lawful currency of the United States of America.

     "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Administrative Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

     "U.S. Taxes" is defined in Section 12.1(c) hereof.

     "Voting Stock" of any Person means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

     "Welfare Plan" means a "welfare plan," as said term is defined in Section 3(1) of ERISA.

     "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

          Section 5.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

Section 6.     Representations and Warranties.

          The Borrower represents and warrants to the Banks as follows:

     Section 6.1. Organization and Qualification. The Borrower is duly organized and validly existing in good standing under the laws of the State of Delaware, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

     Section 6.2. Subsidiaries. As of the date hereof, the only Subsidiaries of the Borrower are designated in Exhibit B hereto; each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was incorporated or organized, as the case may be, has full and adequate corporate, partnership or company power, as applicable, to carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole. Exhibit B hereto, as from time to time updated pursuant to Section 8.5(e), correctly sets forth, as to each Subsidiary required to be listed thereon, whether or not it is a Consolidated Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law or nominal ownership by other shareholders required by local law for a non-U.S. Subsidiary), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the issued and outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated in Exhibit B as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary, free of any Lien.

     Section 6.3. Corporate Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement, to make the borrowings herein provided for, to issue its Notes in evidence thereof and to perform all of its obligations hereunder and under the Notes; this Agreement and each Note delivered by the Borrower have been duly authorized, executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower enforceable in accordance with their terms, except insofar as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and this Agreement and the Notes do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters or things therein provided for, contravene any provision of law or any provision of any charter, by-law, partnership or other organizational agreement, as applicable, of the Borrower or any Subsidiary or any material covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or a substantial portion of their respective Properties.

          Section 6.4. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 6.5. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and neither the Borrower nor any of its Subsidiaries will use the proceeds of any Loan in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

          Section 6.6. Financial Reports. The consolidated statement of financial condition of the Borrower and the Consolidated Subsidiaries as at December 31, 2000 and the related statements of consolidated income and consolidated cash flows of the Borrower and the Consolidated Subsidiaries for the year then ended and accompanying notes thereto, which financial statements are accompanied by the report of Ernst & Young, independent public accountants, and the unaudited condensed statement of consolidated financial condition of the Borrower and the Consolidated Subsidiaries as at March 31, 2001 and the related condensed statements of consolidated income and consolidated cash flows of the Borrower and the Consolidated Subsidiaries for the three months then ended and accompanying notes, heretofore furnished to the Banks, fairly present the consolidated financial conditions of the Borrower and the Consolidated Subsidiaries as at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended in conformity with GAAP.

          Section 6.7. No Material Adverse Change. From December 31, 2000 to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Borrower and the Consolidated Subsidiaries taken as a whole.

          Section 6.8. Litigation. There is no litigation or governmental proceeding pending, nor to the knowledge of the Borrower is there any litigation or governmental proceeding or investigation threatened, against the Borrower or any Consolidated Subsidiary which if adversely determined would (a) in any material way impair the validity or enforceability of, or materially impair the ability of the Borrower to perform its obligations under, this Agreement or the Notes or (b) other than as previously disclosed in writing to the Banks, result in any material adverse change in the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

          Section 6.9. Tax Returns. The consolidated United States federal income tax returns of the Borrower for the taxable year ended December 31, 1997 and for all taxable years ended prior to said date have been examined by the Internal Revenue Service and have been approved as filed, and any additional assessments in connection with any of such years have been paid or the applicable statute of limitations therefor has expired. There are no assessments in respect of the consolidated United States federal income tax returns of the Borrower and the Consolidated

Subsidiaries of a material nature for any taxable year ended after December 31, 1997 pending, nor to the knowledge of the Borrower is any such assessment threatened, other than for those which are provided for by adequate reserves.

          Section 6.10. Approvals. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, or any approval or consent of the stockholders of the Borrower or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower of this Agreement or the Notes.

          Section 6.11. Liens. There are no Liens on any of the Property of the Borrower or any Subsidiary, except those which are permitted by Section 8.12 hereof.

          Section 6.12. ERISA. The Borrower and each Subsidiary are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the extent applicable to them and have received no notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC") or any other governmental entity or agency. As of December 31, 2000 there were no Unfunded Vested Liabilities of Plans maintained by the Borrower and its Subsidiaries. No condition exists or event or transaction has occurred with respect to any Plan which could reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Except as disclosed to the Administrative Agent in writing, neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

          Section 6.13. Compliance with Environmental Laws. (a) The business and operation of the Borrower and its Subsidiaries comply in all respects with all applicable federal, state, regional, county and local laws, statutes, rules, regulations and ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons), to exposure to toxic, hazardous, or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder, except to the extent that such noncompliance in the aggregate would not (i) impair the validity or enforceability of, or materially impair the ability of the Borrower to perform its obligations under, this Agreement or the Notes or (ii) result in any material adverse change in the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

     (b) The Borrower has not given, nor is it obligated to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) the Borrower has violated, or is about to violate, any federal, state, regional, county or local environmental, health or safety statute, law, rule, regulation, ordinance, judgment or order;
(ii) there has been a release, or there is a threat of release (other than, in either case, a federally permitted release), of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons) from the Borrower's property, facilities, equipment or vehicles (whether now or heretofore owned); (iii) the Borrower may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons); or (iv) any of the Borrower's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any federal, state, regional, county or local environmental law, rule or regulation arising from, or costs incurred by such governmental entity in response to, a release of a hazardous substance (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons), except to the extent that such violation, release, liability or Lien could not (A) impair the validity or enforceability of, or materially impair the ability of the Borrower to perform its obligations under, this Agreement or the Notes or (B) result in any material adverse change in the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole, and provided that, in the case of a Lien, such Lien does not violate Section 8.12 hereof.

Section 7.  Conditions Precedent.

     The obligation of each Bank to advance, continue, or convert any Loan hereunder shall be subject to the following conditions precedent:

            Section 7.1. Initial Borrowing. Prior to the advance of the initial Borrowing hereunder :

            (a) The Administrative Agent shall have received for each Bank the favorable written opinion of Sidley Austin Brown & Wood, counsel to the Borrower, in substantially the form of Exhibit C hereto, and of Roger K. Sholten, Senior Vice President, General Counsel, and Assistant Secretary of the Borrower, in substantially the form of Exhibit D hereto, and otherwise in form and substance satisfactory to each of the Banks;

            (b) The Administrative Agent shall have received for each Bank certified copies of resolutions of the Board of Directors of the Borrower and of a Special Committee thereof, together authorizing the execution and delivery of this Agreement and the Notes, indicating the authorized signers of this Agreement and the Notes and all other documents relating thereto and the specimen signatures of such signers;

            (c) The Administrative Agent shall have received from the Borrower a list of its Authorized Representatives;

            (d) The Administrative Agent shall have received for the benefit of the Banks the upfront fees agreed between the Borrower and the Administrative Agent; and

            (e) On or prior to the date hereof, the Borrower shall have provided evidence satisfactory to the Administrative Agent of the termination of the Credit Agreement dated as of July 28, 1995 among Maytag Corporation, the banks party thereto, Bank of Montreal, Chicago Branch, as Agent, and Royal Bank of Canada, as Co-Agent, payment in full of the principal of and accrued interest on all loans outstanding thereunder and all accrued fees owing thereunder.

     Each Bank that is also a bank under the credit agreement referenced in clause (e), by its execution hereof, hereby waives any requirement under such agreement that the Borrower give prior notice of the termination of the commitments thereunder, and agrees that such notice may be given on the same day as such termination is to be effective. Because such Banks constitute the "Required Banks" under such credit agreement, such credit agreement shall terminate and all amounts payable thereunder shall be due and payable on the date hereof.

     Section 7.2. All Loans. As of the time of the advance, continuation, or conversion of each Borrowing hereunder (including the initial Borrowing):

               (a) The Administrative Agent shall have received for each Bank the Notes of the Borrower and the notice required by Section 1.4 hereof;

               (b) Each of the representations and warranties of the Borrower set forth in Section 6 hereof shall be true and correct as of said time, except that any such representation or warranty that expressly relates solely to an earlier date need only be true and correct as of such date;

               (c) The Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of the advance, continuation, or conversion of such Borrowing;

               (d) After giving effect to the advance, continuation, or conversion of such Borrowing the aggregate amount of all indebtedness for borrowed money of the Borrower and its Subsidiaries will not exceed any limit on such indebtedness then established by the Board of Directors of the Borrower; and

               (e) After giving effect to the advance, continuation or conversion of such Borrowing (i) the Original Dollar Amount of all Loans outstanding hereunder shall not exceed the Commitments then in effect and
     (ii) the Original Dollar Amount of all Loans outstanding from each Bank shall not exceed such Bank's Commitment; and

               (f) Such Borrowing shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect, provided that if any such circumstances affect fewer than all the Banks then the unaffected Banks shall not be relieved of their obligations to continue or convert their Loans that form part of such Borrowing.

     Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in paragraphs (b), (c) and (d) of this Section 7.2. If any conditions contained in this Section 7.2 are not fulfilled for a Borrowing on the last day of its Interest Period, notwithstanding Section 2.2 hereof, such Borrowing shall be due and payable on the last day of its Interest Period.

Section 8.  Covenants.

     The Borrower agrees that, so long as any Note is outstanding hereunder or any credit is available to or in use by the Borrower hereunder except to the extent compliance in any case or cases is waived in writing by the Required
Banks:

     Section 8.1. Existence. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence, subject to the provisions of
Section 8.8 hereof.

     Section 8.2. Maintenance. The Borrower will maintain, preserve and keep its plants, properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and will cause each Subsidiary so to do in respect of Property owned or used by it; provided, however, that nothing in this Section shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of the Subsidiary and not disadvantageous in any material respect to the Banks or the holders of the Notes.

     Section 8.3. Taxes. Except as set forth on Schedule 8.3 hereto, the Borrower will duly pay and discharge, and will cause each Subsidiary to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or such Subsidiary or against their respective Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and adequate reserves are provided therefor.

     Section 8.4. Insurance. The Borrower will insure, and keep insured, and will cause each Subsidiary to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by companies similarly situated and operating like Property; and to the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each Subsidiary to insure, employers' and public and product liability risks with good and responsible insurance companies. The Borrower will upon request of the Administrative Agent furnish a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 8.4.

     Section 8.5. Financial Reports and Other Information. The Borrower will, and will cause each Consolidated Subsidiary to, maintain a standard system of accounting in accordance with GAAP and will furnish to the Administrative Agent for copying and distribution to the

Banks such information respecting the business and financial condition of the Borrower and the Subsidiaries as may be reasonably requested by any Bank; and without any request will furnish to the Administrative Agent for copying and distribution to the Banks:

            (a) within 50 days after the end of each of the first three quarterly fiscal periods of the Borrower, a copy of the Borrower's Form 10-Q Report filed with the SEC;

            (b) within 120 days after the end of each fiscal year of the Borrower, a copy of the Borrower's Form 10-K Report filed with the SEC, including a copy of the annual report of the Borrower and the Consolidated Subsidiaries for such year with accompanying financial statements, prepared by the Borrower and certified by Ernst & Young or any other independent public accountants of recognized national standing selected by the Borrower, in accordance with GAAP;

            (c) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements which the Borrower files with the SEC or any successor thereto, or with any national securities exchange;

            (d) as promptly as possible, and in any event within one Business Day after an Authorized Officer has knowledge thereof, notice of (i) any change in the S&P Rating or the Moody's Rating and (ii) any Default or Event of Default and describe in reasonable detail the facts and circumstances giving rise thereto; and

            (e) an updated Exhibit B along with the financial statements delivered under subsection (a) or (b) above, as applicable, for any calendar quarter during which there is a change in any of the facts specified in Exhibit B hereto, as then most recently updated.

     The Borrower will permit each Bank to visit and inspect, under the Borrower's guidance, any of the Properties of such Borrower or any Subsidiary, to examine all their books of account and records, to make copies and abstracts therefrom, and to discuss the Borrower's and its Subsidiaries' respective affairs, finances and accounts with such officers or employees as the Borrower may designate for such purpose, all at such reasonable times as may be reasonably requested; provided that unless a Default or an Event of Default exists, all such inspections shall be at the expense of the Bank or Banks making such inspections.

     Each of the financial statements furnished to the Banks pursuant to subsections (a) and (b) of this Section 8.5 shall be accompanied by a written certificate signed by the chief financial officer or treasurer of the Borrower to the effect that (i) to the best of the knowledge and belief of the signer thereof no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, (ii) the representations and warranties contained in Section 6 hereof are true and correct as though made on the date of such certificate, except as otherwise described, (iii) the Borrower is in compliance with all covenants contained in
Section 8 hereof,
and (iv) a compliance certificate in the form of Exhibit E hereto showing the calculations necessary to determine compliance with Sections 8.6 and 8.7 hereof. In the event the Borrower is no longer required to file Form 10Q and 10K Reports with the SEC, the Borrower will nevertheless furnish to the Banks at the time hereinabove set forth all the financial and other information that would have comprised such filings.

     Section 8.6. Leverage Ratio. The Borrower will, as of the last day of each of the first three fiscal quarters of each fiscal year of the Borrower, maintain a ratio of Consolidated Indebtedness to Consolidated EBITDA for the four fiscal quarters then ended of not more than 3.50 to 1.00 and, as the last day of the fourth fiscal quarter of each fiscal year of the Borrower, maintain a ratio of Consolidated Indebtedness to Consolidated EBITDA for the four fiscal quarters then ended of not more than 3.0 to 1.0.

     Section 8.7. Interest Coverage Ratio. The Borrower will, as of the last day of each fiscal quarter for each fiscal year of the Borrower, maintain the ratio of Consolidated Earnings Before Interest and Taxes to Consolidated Interest Expense for the four most recently completed fiscal quarters ending on such date of not less than 3.0 to 1.0.

     Section 8.8.  Mergers, Consolidations, Leases, and Sales. The Borrower:

            (a) will not be a party to any merger or consolidation unless the Borrower is the surviving corporation;

            (b) except as permitted in subsection (c) hereof, will not permit any Consolidated Subsidiary to be a party to any merger or consolidation unless the Consolidated Subsidiary is the surviving corporation and remains a Consolidated Subsidiary after the merger or consolidation, except any Consolidated Subsidiary may merge into the Borrower or a Wholly-Owned Consolidated Subsidiary and except that this subsection (b) shall not prohibit any merger where the Consolidated Subsidiary is not the surviving corporation if, after giving effect to such merger, the surviving corporation is a Wholly-Owned Consolidated Subsidiary;

            (c) except for Permitted Securitizations, will not, and will not permit any Consolidated Subsidiary to, sell, assign, lease or otherwise transfer to any Person other than the Borrower or one or more Consolidated Subsidiaries any Properties (including, without limitation, any capital stock of any Consolidated Subsidiary) other than in the ordinary course of its business as conducted on the date hereof, unless such sale, assignment, lease or transfer is for a consideration not less than the fair market value thereof and unless, after giving effect to such sale, assignment, lease or transfer, the aggregate proceeds to the Borrower and the Consolidated Subsidiaries of all such sales, assignments, leases and transfers (other than in the ordinary course of its business as conducted on the date hereof) shall not exceed 10% of the Borrower's consolidated assets as shown on the Borrower's March 31, 2001 financial statements described in Section 6.6 hereof; and

               (d) except as permitted in subsection (c) hereof, will not dissolve or liquidate any Consolidated Subsidiary unless all of the net assets (minus, (i) in the case of a liquidation or dissolution of a Consolidated Subsidiary that is not a Wholly-Owned Subsidiary, the assets allocable to other Persons holding an interest in such Consolidated Subsidiary and (ii) in any case, amounts owed to creditors of such Subsidiary and the expenses of liquidation) of such dissolved or liquidated Consolidated Subsidiary are concurrently transferred to the Borrower or a Wholly-Owned Subsidiary.

    Section 8.9. ERISA. The Borrower will promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Administrative Agent of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any Subsidiary's intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which could result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

    Section 8.10. Conduct of Business. The Borrower will not engage in any business if, as a result, the general nature of the business which would then be engaged in by the Borrower would be substantially changed from the general nature of the business engaged in by the Borrower on the date of this Agreement.

    Section 8.11. Liens. The Borrower will not nor will it permit any Subsidiary to create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower or any Subsidiary; provided, however, that this Section 8.12 shall not apply to nor operate to prevent:

               (a) Liens existing as of the date of this Agreement (which in the aggregate secure less than U.S. $10,000,000 in indebtedness and other liabilities and which in the aggregate apply to Property constituting less than 5% of the Borrower's consolidated assets);

               (b) Liens in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been established therefor;

               (c) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings and adequate reserves have been established therefor;

               (d) Liens arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and the Subsidiaries secured by such Liens shall not exceed U.S. $25,000,000 at any one time outstanding;

               (e) Liens for property taxes not yet subject to penalties for nonpayment, or survey exceptions, encumbrances, mineral or royalty reservations, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, pipe lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of its properties, which exceptions, encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

               (f) Liens upon any Property acquired by the Borrower or any Subsidiary after the date hereof (A) to secure the payment of all or any part of the purchase price of such Property upon the acquisition thereof by the Borrower or such Subsidiary, or (B) to secure any indebtedness issued, assumed or guaranteed by the Borrower or any Subsidiary prior to, at the time of, or within 270 days after the acquisition of such Property, which indebtedness is issued, assumed or guaranteed for the purpose of financing all or any part of the purchase price of such Property, provided that in the case of any such acquisition the Lien shall not apply to any Property other than the Property so acquired or purchased;

               (g) Liens of or upon any Property existing at the time of acquisition thereof by the Borrower or any Subsidiary and not created in contemplation of such acquisition;

               (h) Liens of or upon any Property of a corporation existing at the time such corporation is merged with or into or consolidated with the Borrower or any Subsidiary or existing at the time of a sale or transfer of the properties of a corporation (or division thereof) as an entirety or substantially as an entirety to the Borrower or any Subsidiary and not created in contemplation of such transaction;

               (i) Liens to secure indebtedness of any Subsidiary to the Borrower or to another Subsidiary;

               (j) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the Property subject to such Liens, or the cost of constructing or improving the Property subject to such mortgages (including, without limitation, mortgages incurred in connection with pollution control, industrial revenue or similar financings);

               (k) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (j), inclusive, provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced; or

               (l)  Liens arising out of any Permitted Securitization.

    Section 8.12. Use of Proceeds; Margin Stock. (a) The Borrower shall only use the proceeds of the Loans for general corporate purposes.

     (b) The Borrower shall not directly or indirectly use the proceeds of any of the Loans to purchase or carry any Margin Stock, and at no time will Margin Stock constitute 25% or more of the assets of the Borrower or of the consolidated assets of the Borrower and its Subsidiaries.

    Section 8.13. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section 8, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities, non-compliance with which would (a) in any material way impair the validity or enforceability or the ability of the Borrower to perform its obligations under this Agreement or the Notes or (b) result in any material adverse change in the financial condition or properties, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole; provided, however, that the Borrower or any Subsidiary shall not be required to comply with any such law, regulation, ordinance or order if it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and adequate reserves, if appropriate, shall have been established therefor.

Section 9.     Events of Default and Remedies.

    Section 9.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

               (a) (i) default in the payment when due of any principal on any Note or any Loan evidenced thereby, whether at the stated maturity thereof or at any other time provided in this Agreement; or (ii) default for a period of five days in the payment when due of interest on any Note or any Loan evidenced thereby or of any other sums required to be paid pursuant to this Agreement;

               (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 8.6, 8.7, 8.8, 8.10 or 8.12 hereof;

               (c) default by the Borrower in the observance or performance of any other provision hereof not mentioned in (a) or (b) above, which is not remedied within 30 days after notice thereof to the Borrower by the Administrative Agent or any Bank;

               (d) any representation or warranty made herein by the Borrower, or in any statement or certificate furnished pursuant hereto by the Borrower, or in connection with any Loan advanced hereunder, proves untrue in any material respect as of the date of the issuance or making thereof;

               (e) the Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of U.S. $25,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays enforcement thereof;

               (f) the Borrower or any other member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of U.S. $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of U.S. $10,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

               (g) (A) default shall occur in the payment when due of any indebtedness for borrowed money issued or assumed by the Borrower or any Subsidiary aggregating in excess of U.S. $10,000,000 or the Borrower or any Subsidiary shall default in the payment of any guaranty of indebtedness in such an amount, or (B) default shall occur under any indenture, agreement or other instrument under which any indebtedness for borrowed money of the Borrower or any Subsidiary may be issued, assumed or guaranteed, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness for borrowed money of the Borrower or any Subsidiary aggregating in excess of U.S. $10,000,000 (whether or not such maturity is in fact accelerated);

               (h) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of

     20% or more in voting power of the outstanding Voting Stock of the Borrower (a "Change of Control");

               (i) the Borrower or any Material Subsidiary shall (i) have entered against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.1(j) hereof;

               (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Material Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 9.1(i)(v) shall be instituted against the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

               (k) the Borrower shall fail at any time to maintain (i) a Moody's Rating of at least Baa3 and (ii) an S&P Rating of at least BBB-; or

               (l) the occurrence of any "Event of Default" under (and as defined in) the Other Credit Agreement.

    Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in Sections 9.1(i) or (j) has occurred and is continuing, the Administrative Agent shall, by notice to the Borrower, (a) if so directed by the Required Banks, terminate the remaining Commitments of the Banks hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Banks holding Notes evidencing more than 66-2/3% of the aggregate principal amount of all Loans then outstanding, declare the principal of and the accrued interest on all outstanding Notes of the Borrower to be forthwith due and payable and thereupon all of said Notes, including both principal and interest, shall be and become immediately due and payable together with all other amounts payable under this Agreement without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1 or this Section 9.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

    Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (i) or (j) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under this Agreement without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

    Section 9.4. Expenses. The Borrower agrees to pay to the Administrative Agent and each Bank, or any other holder of any Note outstanding hereunder, all costs and expenses incurred or paid by the Administrative Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the terms hereof or of the Notes.

Section 10.    Change in Circumstances.

    Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans in any currency or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower, with a copy to the Administrative Agent, and such Bank's obligations to make or maintain Eurocurrency Loans in such currency under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans in such currency. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may instead elect to convert the principal amount of the affected Eurocurrency Loan if denominated in U.S. Dollars into a Domestic Rate Loan from such Bank that shall not be maintained through conversion ratably by the Banks but only by such affected Bank.

    Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

               (a) the Administrative Agent is advised by the Reference Banks that deposits in U.S. Dollars or the applicable Alternative Currency (in the applicable amounts) are not being offered to the Reference Banks in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

               (b) Banks having 25% or more of the aggregate amount of the Commitments advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks or Bank of or its funding their Eurocurrency Loans or Loan for such Interest Period or (ii) that the making or funding of Eurocurrency Loans in the relevant currency has become impracticable as a result of an event occurring after the date of the Agreement which in the opinion of such Banks or Bank materially affects such Loans, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Eurocurrency Loans in the currency so affected shall be suspended.

    Section 10.3. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans or any other amounts due under this Agreement in respect of its Eurocurrency Loans or its obligation to make Eurocurrency Loans (except for taxes imposed on or measured by the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

            (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, the adoption of any risk-based capital guidelines, or any revisions thereof, currently proposed by banking regulators), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

      (c) Each Bank that suspends its obligation to advance or maintain Eurocurrency Loans under Section 10.1 hereof, determines to seek compensation under this Section 10.3, or becomes entitled to receive additional amounts under
Section 12.1(c) hereof shall notify the Borrower and the Administrative Agent of the circumstances that entitle the Bank to such right pursuant to any of such Sections and will designate a different Lending Office if such designation will avoid such situation or, in the case of Sections 10.3 and 12.1, reduce the amount of compensation payable thereunder, and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 10.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates or an international banking facility created by such Bank to make such Loan as it may from time to time elect and designate in a notice to the Borrower and the Administrative Agent; provided, however, that in such event such Loan shall be deemed to have been made by such Bank from its relevant Lending Office for such Loans, and the obligation of the Borrower to repay such Loan shall nevertheless be to such Bank and shall be deemed to be held by such Bank, to the extent of such Loan, for the account of such branch, office, affiliate or international banking facility.

     Section 10.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

     Section 10.6. Substitution of Bank. If (a) any Bank has demanded compensation or given notice of its intention to demand compensation under
Section 10.3 or (b) the Borrower is required to pay any additional amount to any Bank pursuant to Section 12.1, and in any such case the Required Banks are not in the same situation, the Borrower shall have the right, with the assistance of the Administrative Agent if desired, to seek a substitute bank or banks reasonably satisfactory to the Administrative Agent (which may be one or more of the Banks) to replace such Bank under this Agreement. The Bank to be so replaced shall cooperate with the Borrower and substitute bank to accomplish such substitution on the terms of Section
12.12 hereof, provided that such Bank's entire Commitment is replaced, and the U.S. $3,500 fee payable under Section 12.12 shall not be payable in connection with any such assignment required under this Section 10.6 and all amounts due and owing to such Bank hereunder shall be paid in full.

Section 11.    The Administrative Agent.

     Section 11.1. Appointment and Authorization. Each Bank hereby irrevocably appoints Bank of Montreal its Administrative Agent under this Agreement and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

     Section 11.2. Administrative Agent and Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and each Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder. The term Bank as used herein, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Bank. References in Section 1 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Bank.

     Section 11.3. Action by Administrative Agent. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless the Administrative Agent shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases in which this Agreement does not require the Administrative Agent to take certain actions, the Administrative Agent shall be fully justified in using their discretion in failing to take or in taking any action hereunder. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Section 9.2. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default until it receives written notice thereof from the Borrower or a Bank specifically identified as a "notice of default." The Administrative Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on the Administrative Agent any fiduciary obligations to the Banks or the Borrower.

     Section 11.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 11.5. Liability of Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Section 7, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties hereunder or under the Notes by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, request or statement, (whether written or oral) or other documents believed by it to be genuine or to be signed by the proper party or parties and, in the case of legal matters, in relying on the advice of counsel (including counsel for the Borrower). In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it hereunder or under the Notes. The Administrative Agent may treat the Banks that are named herein as the holders of the Notes and the indebtedness contemplated herein unless and until the Administrative Agent receives notice of the assignment of the Note and the indebtedness held by a Bank hereunder pursuant to an assignment contemplated by Section 12.12 hereof.

     Section 11.6. Indemnification. Each Bank shall, ratably in accordance with its Commitments (or, if the Commitments have been terminated in whole, ratably in accordance with its outstanding Loans), indemnify the Administrative Agent, its directors, officers, and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsels' fees and disbursements), claim, demand, action, loss, obligation, damages, penalties, judgments, suits or liability (except such as result from the Administrative Agent's gross negligence or willful misconduct) that any of them may suffer or incur in connection with this Agreement or any action taken or omitted by any of them hereunder.

     Section 11.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 11.8. Resignation of Administrative Agent and Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Required Banks may remove the Administrative Agent, with the consent of the Borrower, at any time. Upon any such resignation or removal of the Administrative Agent, the Required Banks shall have the right to appoint, with the consent of the Borrower, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or receiving notice of its removal, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least U.S. $200,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     Section 11.9. Payments. Unless the Administrative Agent shall have been notified by a Bank prior to the date on which such Bank is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Administrative Agent may assume that such Bank has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Administrative Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Borrower will have no liability under Section
2.7 hereof with respect to such payment. "Federal Funds Rate" shall mean the rate described in clause (x) of Section 1.2(a)(ii) hereof.

Section 12.    Miscellaneous.

     Section 12.1.  Withholding Taxes.

      (a) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the date the initial Borrowing is made hereunder, two duly completed and signed copies of either Form W8-BEN (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) or Form W8-ECI (relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) of the United

States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower or Administrative Agent to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to this Agreement or the Loans. Upon the request of the Borrower or Administrative Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower a certificate to the effect that it is such a United States person.

      (b) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower any form or certificate that such Bank is obligated to submit pursuant to subsection (a) of this Section 12.1, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise become ineffective or inaccurate, such Bank shall promptly notify the Borrower and Administrative Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

      (c) Payment of Additional Amounts. If, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, the Borrower is required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America ("U.S. Taxes") from any payments to a Bank in respect of Loans then or thereafter outstanding, or other amounts owing hereunder, the amount payable by the Borrower will be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield the amount required under this Agreement to be payable with respect thereto; provided that the Borrower shall not be required to pay any additional amount pursuant to this subsection (c) to any Bank that
(i) is not, on the date this Agreement is executed by such Bank, either (x) entitled to submit Form W8-BEN relating to such Bank and entitling it to a complete or partial exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans (and in the case of a Bank that on such date is only entitled to present a Form W8-BEN entitling it to a partial exemption from such withholding the Borrower shall in no event be required to make any such additional payment beyond the value of the partial exemption to which such Bank was originally entitled) or Form W8-ECI relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans or (y) a U.S. person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) has failed to submit any form or certificate that it was required to file pursuant to subsection (a) of this
Section 12.1 and entitled to file under applicable law, or (iii) is no longer entitled to submit Form W8-BEN or Form W8-ECI as a result of any change in circumstances other than a change in applicable law, regulation or treaty or in any official application or interpretation thereof. Within 30 days after the Borrower's payment of any such U.S. Taxes, the

Borrower shall deliver to the Administrative Agent, for the account of the relevant Bank(s), originals or certified copies of official tax receipts evidencing such payment. The obligations of the Borrower under this subsection
(c) shall survive the payment in full of the Loans and the termination of the Commitments.

     Section 12.2. No Waiver of Rights. No delay or failure on the part of any Bank or on the part of the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 12.3. Non-Business Day. If any payment of principal or interest on any Loan or of any fee hereunder shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity or at the rate such fee accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

     Section 12.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to this Agreement or any Note, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 12.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 12.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 2.7 and Section 10.3 hereof, shall survive the termination of this Agreement and the payment of the Loans and the Notes.

     Section 12.7. Sharing of Set-Off. Each Bank agrees with each other Bank a party hereto that if on or after the date of the occurrence of an Event of Default and the acceleration of the maturity of the Notes pursuant to Section
9.2 or 9.3 hereof such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of its Loans outstanding under this Agreement in excess of its ratable share of payments on all Loans then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-off shall be determined by the proportion that the aggregate amount of Loans then due and payable to such Bank bears to the total aggregate amount of the Loans then due and payable to all the Banks.

     Section 12.8. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable, telecopy or telex) and shall be given to the relevant party at its address, telecopier number or telex number set forth below, in the case of the Borrower, or on the appropriate signature page hereof, in the case of the Banks and the Administrative Agent, or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Administrative Agent and the Borrower, given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Borrower shall be addressed to:

                    Maytag Corporation
                    403 West 4th Street, North
                    Newton, Iowa 50208
                    Attention: Vice President and Treasurer
                    Telephone: (641) 787-8593
                    Telecopy:  (641) 787-8095

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section and the answerback is received by sender,
(iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

     Section 12.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

     Section 12.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations hereunder without the written consent of all of the Banks.

     Section 12.11. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, and/or Commitments held, by such Bank at any time and from time to time; provided that no such participation shall relieve any Bank of any of its obligations under this Agreement, and provided further that no such participant shall have any rights under this Agreement except as provided in this Section 12.11, and the Administrative Agent shall have no obligation or responsibility to such participant. Any party to which such a participation has been granted shall have the benefits of Section 2.7 and Section 10.3 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation would have been entitled to receive with respect to the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or wavier of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees accrue or other amounts payable hereunder in which such participant has an interest.

     Section 12.12. Assignment by Banks. Each Bank shall have the right at any time, with the prior consent of the Borrower and of the Administrative Agent (which consents shall not be unreasonably withheld), to sell, assign, transfer or negotiate all or any part of its rights and obligations hereunder and under the Notes to one or more commercial banks or other financial institutions; provided that the assigning Bank shall assign the same percentage of its "Commitment" under the Other Credit Agreement concurrently with such assignment; provided further that the Borrower's consent shall not be required upon the occurrence and during the continuance of an Event of Default. Upon any such assignment, its notification to the Administrative Agent, and the payment of a U.S. $3,500 recordation and administration fee to the Administrative Agent (which fee shall in no event be the obligation of the Borrower), the assignee shall become a Bank hereunder, all Loans and the Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Bank granting such assignment shall have its Commitment and its obligations and rights in connection therewith, reduced by the amount of such assignment.

      Any Bank may at any time pledge or grant a security interest in all or any portion of its rights hereunder to secure obligations of such Bank, including any such pledge or grant to a Federal Reserve Bank, and this Section 12.12 shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or secured party for such Bank as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

     Section 12.13. Designation. (a) Notwithstanding anything to the contrary contained herein, any Bank (a "Designating Bank") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Designating Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Bank shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Designating Bank shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Bank to the same extent, and as if, such Loan were made by such Designating Bank.

      (b) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Bank an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any Note) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Bank shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Bank as agent for such SPV.

      (c) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Bank would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

      (d) In addition, notwithstanding anything to the contrary contained in this Section 12.13 or otherwise in this Agreement, any SPV may (i) at any time and without paying any processing fee therefor, participate all or a portion of its interest in any Loans to the Designating Bank or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This Section 12.13 may not be amended without the written consent of any Designating Bank affected thereby.

     Section 12.14. Amendments. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

                 (i) no amendment or waiver pursuant to this Section shall (A) increase any Commitment of any Bank without the consent of such Bank or (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder or reduce the stated rate at which interest or fees accrue hereunder without the consent of the Bank to which such payment is owing or which has committed to make such Loan hereunder; and

               (ii) no amendment or waiver pursuant to this Section shall, unless signed by each Bank, change the provisions of this Section, the definition of Required Banks or Termination Date, or any condition precedent set forth in Section 7 hereof or the provisions of Sections 9.1.(i), 9.1.(j), 9.3, or 12.7 or affect the number of Banks required to take any action hereunder.

   Section 12.15. Legal Fees and Indemnification. The Borrower agrees to pay the reasonable fees and disbursements of Chapman and Cutler, counsel to the Administrative Agent, in connection with the preparation and execution of this Agreement, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, any Note, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, other than (i) those which arise from the gross negligence or willful misconduct of the party claiming indemnification or (ii) those covered by another explicit provision hereof or required to be paid by a Bank or Banks hereunder. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

   Section 12.16. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Borrower shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrower not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

   Section 12.17. Currency Equivalence. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due to any Bank or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Bank or the Administrative Agent, as applicable, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Administrative Agent in the specified currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank and the Administrative Agent against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the applicable Bank or the Administrative Agent in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 12.7 hereof, such Bank or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

   Section 12.18. Governing Law. This Agreement and the Notes, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of Illinois, without regard to conflicts of law doctrine.

   Section 12.19. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Borrower, the Administrative Agent and each Bank agrees that nothing in this Section 12.19 shall waive any right it may have to remove any such proceeding initially brought in an Illinois State court to the United States District Court for the Northern District of Illinois. The Borrower, the Administrative Agent and each Bank hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Notes or the transactions contemplated thereby.

   Section 12.20. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

   Section 12.21. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.

     In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                         Maytag Corporation

                                         By /s/   Steven J. Klyn
                                           -----------------------------------
                                           Title  Vice President & Treasurer
                                                 -----------------------------

115 S. LaSalle Street                    Bank Of Montreal, Chicago Branch,
Chicago, Illinois 60603                  in its individual capacity as a Bank
Telecopy:  (312) 750-3834                and as Administrative Agent
Telephone: (312) 750-3860
Attention: Angelo Barone
Commitment: $25,000,000                  By     /s/  Angelo A. Barone
                                           ---------------------------------
                                           Title        Director
                                                ----------------------------


Lending Offices:

   Domestic Rate Loans:                  115 South LaSalle Street
                                         Chicago, Illinois 60603

   Eurocurrency Loans:                   115 South LaSalle Street
                                         Chicago, Illinois 60603

One Bank One Plaza                       Bank One, NA
Chicago, Illinois 60603
Telecopy:  (312) 732-8034
Telephone: (312) 732-7592                By   /s/  Ronald Edwards
                                           ---------------------------------
Attention: Ronald Edwards                  Title   Vice President
                                                ----------------------------
Commitment: $25,000,000


Lending Offices:

   Domestic Rate Loans:                  One Bank One Plaza
                                         Chicago, Illinois 60603

   Eurocurrency Loans:                   One Bank One Plaza
                                         Chicago, Illinois 60603

New York Branch                          Royal Bank of Canada
One Liberty Plaza, 3/rd/ Floor
New York, NY 10006-1404
Telecopy: (212) 428-2372                 By   /s/  Gordon C. MacArthur
                                           ---------------------------------
Telephone: (212) 428-6322                  Title      Senior Manager
                                                ----------------------------
Attention: Manager, Loans Administration
Commitment: $25,000,000


with a copy to:


Royal Bank of Canada
New York Branch
One Liberty Plaza, 3/rd/ Floor
New York, New York 10006-1404
Attention: G. MacArthur
Telecopy:  (212) 428-6459
Telephone: (212) 428-2324


Lending Offices:


   Domestic Rate Loans:                  New York Branch
                                         One Liberty Plaza, 3rd Floor
                                         New York, NY 10006-1404

   Eurocurrency Loans:                   New York Branch
                                         One Liberty Plaza, 3rd Floor
                                         New York, NY 10006-1404

Sears Tower                              Citicorp USA, Inc.
233 S. Wacker Drive, 86/th/ Floor
Chicago, Illinois 60606
Telecopy:  (312) 876-3289                By    /s/  Mary O'Connell
                                           ----------------------------
Telephone: (312) 876-3277                  Title    Vice President
                                                -----------------------
Attention: Lesley Noer
Commitment: $20,000,000

Lending Offices:

   Domestic Rate Loans:                  2 Penns Way, Suite 200
                                         New Castle, Delaware 19720

   Eurocurrency Loans:                   2 Penns Way, Suite 200
                                         New Castle, Delaware 19720

777 E. Wisconsin Avenue                  Firstar Bank, N.A.
Milwaukee, Wisconsin 53202-5300
Telecopy: (414) 765-5367
Telephone: (414) 765-4478                By    /s/  Janell W. Stanosz
                                           -----------------------------------
Attention: Matthew Jaworski                Title   Assistant Vice President
                                                ------------------------------
Commitment: $20,000,000

Lending Offices:

   Domestic Rate Loans:                  777 E. Wisconsin Avenue
                                         Milwaukee, Wisconsin 53202-5300

   Eurocurrency Loans:                   777 E. Wisconsin Avenue
                                         Milwaukee, Wisconsin 53202-5300

127 Public Square                        KeyBank National Association
Cleveland, Ohio 44114
Telecopy: (216) 689-4981
Telephone: (216) 689-4442                By   /s/  Frank J. Jancar
                                           -------------------------------
Attention: Frank J. Jancar                 Title   Vice President
                                                --------------------------
Commitment: $20,000,000

Lending Offices:

   Domestic Rate Loans:                  127 Public Square
                                         Cleveland, Ohio 44114

   Eurocurrency Loans:                   127 Public Square
                                         Cleveland, Ohio 44114

233 South Wacker Drive, Suite 4010       Sumitomo Mitsui Banking Corporation
Chicago, Illinois 60606
Telecopy:  (312) 876-6436
Telephone:  (312) 876-6403               By   /s/    Peter Knight
                                           ----------------------------------
Attention: Vic Pierzchalski                Title  Senior Vice President
                                                -----------------------------
Commitment: $20,000,000

Lending Offices:

   Domestic Rate Loans:                  277 Park Avenue
                                         New York, New York 10172

   Eurocurrency Loans:                   277 Park Avenue
                                         New York, New York 10172

130 Liberty Street                       Deutsche Bank AG New York Branch
Mail Stop NYC 02-1414                     and/or Cayman Islands Branch
New York, New York 10006
Telecopy: (212) 469-8212
Telephone: (212) 469-8532                By   /s/  Thomas A. Foley
                                           ---------------------------------
Attention: Alexander Karow                 Title    Vice President
                                                ----------------------------
Commitment: $12,500,000

                                         By   /s/  Iain Stewart
                                           ---------------------------------
                                           Title    Vice President
                                                ----------------------------

Lending Offices:

   Domestic Rate Loans:                  130 Liberty Street
                                         Mail Stop NYC 02-1414
                                         New York, New York 10006

   Eurocurrency Loans:                   130 Liberty Street
                                         Mail Stop NYC 02-1414
                                         New York, New York 10006

50 S. LaSalle Street                     The Northern Trust Company
Chicago, Illinois 60675
Telecopy: (312) 444-5055
Telephone: (312) 444-5033                By   /s/  David J. Mitchell
                                           ----------------------------------
Attention: David J. Mitchell               Title     Vice President
                                                -----------------------------
Commitment: $12,500,000

Lending Offices:

   Domestic Rate Loans:                  50 S. LaSalle Street
                                         Chicago, Illinois 60675

   Eurocurrency Loans:                   50 S. LaSalle Street
                                         Chicago, Illinois 60675

Three World Financial Center, 11/th/ Floor  Lehman Commercial Paper Inc.
New York, New York 10285
Telecopy: (212) 526-7691
Telephone: (212) 526-0437                   By    /s/ Michael E. O'Brien
                                              --------------------------------
Attention: Michael O'Brien                    Title   Authorized Signatory
                                                   ---------------------------
Commitment: $12,500,000

Lending Offices:

   Domestic Rate Loans:                     Three World Financial Center
                                            New York, New York 10285

   Eurocurrency Loans:                      Three World Financial Center
                                            New York, New York 10285

225 W. Wacker Drive, Suite 2000      The Fuji Bank, Limited
Chicago, Illinois
Telecopy: (312) 621-3386
Telephone: (312) 621-0526            By    /s/   Peter L. Chinnici
                                      ----------------------------------------
Attention: Jim Bell                  Title Senior Vice President & Group Head
                                          ------------------------------------

Lending Offices:

   Domestic Rate Loans:              Two World Trade Center
                                     New York, New York 10048

   Eurocurrency Loans:               Two World Trade Center
                                     New York, New York 10048

                                 Schedule 8.3


                                     Taxes

The Borrower has not paid taxes on the following railroad right of way and trackage properties because the Borrower has determined that (1) the outstanding tax liabilities with respect to the properties exceed the fair market values of the properties and (2) the properties are no longer necessary for the business operations of the Borrower or its Subsidiaries.

                                                                                                           Annual
Company                     State      Location           Description               Parcel #                Tax
Maytag Corporation           IL        Cook County        14003 Calumet             25-30-403-001-0000     $ 2,965
Maytag Corporation           IL        Cook County        14003 Calumet             25-30-403-004-0000     $   908
Maytag Corporation           IL        Cook County        14003 Calumet             25-30-404-024-0000     $ 6,110
Maytag Corporation           IL        Cook County        14008 Calumet             25-30-116-028-0000     $12,254
Maytag Corporation           IL        Cook County        70002 Hyde Park           25-26-400-017-0000     $ 3,135
Maytag Corporation           IL        Cook County        70002 Hyde Park           25-26-400-016-0000     $ 2,104
Maytag Corporation           IL        Cook County        70002 Hyde Park           25-01-433-005-0000     $11,690
Maytag Corporation           IL        Cook County        70002 Hyde Park           25-26-400-010-0000     $ 3,105
Maytag Corporation           IL        Cook County        70002 Hyde Park           26-06-322-004-0000     $ 8,292
Maytag Corporation           IL        Cook County        72001 Lake                20-09-204-002-0000     $ 6,809
Maytag Corporation           IL        Cook County        72003 Lake                25-05-231-002-0000     $    34
Maytag Appliances Sales Co   MN        Dakota County      Section 2 Twn 27          20-00200-011-80        $ 1,510
                                       Real Estate        Range 22

                                   Exhibit A

                                     Note

                                                           ________________,____

     For Value Received, the undersigned, Maytag Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of __________________ (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Bank of Montreal, Chicago Branch, in Chicago, Illinois, (or in the case of Eurocurrency Loans denominated in an Alternative Currency, at such office as the Administrative Agent has previously notified the Borrower) in the currency of such Loan in accordance with Section
4.1 of the Credit Agreement, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan or a Eurocurrency Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Notes referred to in the Credit Agreement (3-Year) dated as of May 3, 2001, among the Borrower, Bank of Montreal, as Administrative Agent, and others (as amended from time to time, the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                 Maytag Corporation

                                 By
                                   Title __________________________________

                                   Exhibit B

            Subsidiaries of Maytag Corporation as of March 31, 2001

                                                           Jurisdiction of
                             Name                          Organization

Maytag Appliances Sales Company                        Delaware
Maytag Holdings, Inc.                                  Delaware
 Dixie-Narco Inc.                                      Delaware
  Blodgett Holdings, Inc.                              Delaware
   G.S. Blodgett Corporation                           Vermont
     G.S. Blodgett International Limited*              Barbados
     Pitco Frialator, Inc.                             New Hampshire
     Maytag Europe Limited                             England
     MagiKitch'n Inc.                                  Pennsylvania
     Cloverleaf Properties, Inc.                       Vermont
Maytag Foreign Sales Corporation                       Virgin Islands
The Hoover Company                                     Delaware
 The Hoover Company (Sales)                            Delaware
 The Hoover Company (General, LLC)                     Delaware
 The Hoover Company (Limited, LLC)                     Delaware
  Hoover Company I LP                                  Delaware
Maytag International, Inc.                             Delaware
 Maharashtra Investment, Inc.                          Delaware
 Hoover Mexicana S.A. de C.V.                          Mexico
  Jade Products Company                                Delaware
 Maytag Comercial, S. de R.L. de C.V.                  Mexico
 Maytag Servicios, S. de R.L. de C.V.*                 Mexico
Hoover Holdings Inc.                                   Delaware
 Juver Industrial S.A. de C.V.                         Mexico
 Maytag Limited                                        Canada
 Maytag Australia Pty., Ltd.                           Australia
 Maytag Worldwide N.V.*                                The Netherlands Antilles
 Maytag Iberia, S.L.*                                  Spain
 AERA Limited*                                         Hong Kong
 AERA (Hong Kong) Pte Ltd.*                            Singapore
Maytag International Investment, Inc.                  Delaware
 Maytag I.I., Inc.                                     Delaware
  Maytag International Investments B.V.                Netherlands
   Hefei Rongshida Co. Ltd. (50.5%)                    China
Anvil Technologies LLC (33.77%)                        Delaware
Maytag Capital Trust I (2.91%)                         Delaware
Maytag Capital Trust II (2.91%)                        Delaware

All subsidiaries are Consolidated Subsidiaries. All subsidiaries other than those with an asterisk next to their names are Material Subsidiaries as of March 31, 2001.

Note: Ownership in subsidiaries is 100% unless otherwise indicated.

                                   Exhibit C

                                  May 3, 2001

To each of the Banks parties to
the "Credit Agreement" (as defined below), and to Bank of Montreal, Chicago Branch, as Administrative Agent

       Re:                     Loans to Maytag Corporation
                               ---------------------------

Ladies and Gentlemen:

     We have acted as counsel to Maytag Corporation, a Delaware corporation (the "Borrower"), in connection with the Credit Agreement (3-Year) of even date herewith (the "Credit Agreement") among the Borrower, the financial institutions parties thereto (the "Banks") and Bank of Montreal, Chicago Branch, as Administrative Agent, and the transactions contemplated thereby.

     This opinion is furnished to you at the request of the Borrower pursuant to
Section 7.1(a) of the Credit Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Credit Agreement and the promissory notes delivered on the date hereof to the Banks signatory to the Credit Agreement (the "Notes").

     In rendering the opinions set forth herein, we have also examined originals or copies, certified to our satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Borrower, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Borrower, as we have deemed relevant or necessary as the basis for such opinions. We have relied as to factual matters upon, and assumed the accuracy of, such certificates, the representations and warranties of the Borrower, made in the Credit Agreement, and other statements, documents and records supplied to us by the Borrower and we have assumed the genuineness of all signatures (other than signatures of officers of the Borrower) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     In rendering the opinions set forth herein, we have assumed that:

            (i) all the parties to the Credit Agreement, other than the Borrower, are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power to enter into the Credit Agreement; and

            (ii) the execution and delivery of the Credit Agreement have been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto other than the Borrower; the Credit Agreement has been duly executed and delivered by all parties thereto and constitutes the valid and binding obligation of all parties thereto other than the Borrower, enforceable against such parties in accordance with its terms; the terms and provisions of the Credit Agreement do not, and the execution, delivery and performance thereof by each of the parties thereto other than the Borrower will not, violate or conflict with the certificate of incorporation or bylaws of any such party, any contract or indenture to which it is a party or by which it is created or bound, or any law, order or decree of any court, administrative agency or other governmental authority applicable to any such party.

     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:

            1. The Borrower has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. The Borrower has the requisite corporate power and authority to conduct its business as currently conducted.

            2. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Notes. Such execution, delivery and performance:

                  (a) have been duly authorized by all necessary and proper corporate action of the Borrower,

                  (b) do not violate any provision of the certificate of incorporation or by-laws of the Borrower or require any approval of the Borrower's stockholders, and

                  (c) will not violate any law or regulation of the State of Illinois (including, without limitation, any usury laws) or of the United States of America applicable to the Borrower.

            3. The Credit Agreement and the Notes constitute the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

            4. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or, to our knowledge, controlled by such a company.

            5. No approval, consent or authorization of, or filing or registration with, any governmental department, agency or instrumentality is necessary for the Borrower's execution or delivery of the Credit Agreement or the Notes or for the Borrower's performance of any of the terms thereof.

     Our opinions above are subject to the following qualifications:

               (a) Our opinions relating to validity, binding effect and enforceability in Paragraph 3 above are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally. In addition, our opinions relating to enforceability in Paragraph 3 above are subject to (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts. In applying principles of equity referred to in clause (i) above, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial. Such principles applied by a court might include a requirement that a creditor act reasonably and in good faith.

               (b) Certain provisions of the Credit Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Credit Agreement; however, the unenforceability of such provisions may result in delays in the enforcement of the Administrative Agent's and the Banks' rights and remedies under the Credit Agreement (and we express no opinion as to the economic consequences, if any, of such delays).

               (c) We express no opinion as to the effect of the compliance or noncompliance of the Administrative Agent or any of the Banks with any state or federal laws or regulations applicable to the Administrative Agent or any of the Banks because of the Administrative Agent's or any of the Banks' legal or regulatory status, the nature of the business of the Administrative Agent or any of the Banks or the qualification of any such party to conduct business in any jurisdiction.

     The foregoing opinions are limited to the laws of the United States and the State of Illinois and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

     Whenever in this opinion reference is made to our knowledge, such reference is to the conscious awareness of Dennis V. Osimitz, James R. Looman and Teresa
W. Harmon of
information regarding factual matters. With respect to such matters, such persons have not, with your express permission and consent, undertaken any investigation or inquiry either of other lawyers, files maintained by the firm, or officers or employees of the Borrower or any of its Subsidiaries. The reference to "conscious awareness" as used in this paragraph has the meaning given that phrase in the Third-Party Legal Opinion Report, Including the Legal
                         -----------------------------------------------------
Opinion Accord, of the Section of Business Law, American Bar Association, 47
------------------------------------------------------------------------
Bus. Law. 167, 192 (1991).

     The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our express prior written consent, except that you may furnish copies thereof to any party that becomes a Bank after the date hereof pursuant to the Credit Agreement. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through
5. The opinions expressed above are based solely on facts, laws and regulations existing or in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained herein.


                                             Very truly yours,

                                   Exhibit D

                                  May 3, 2001

To each of the Banks parties to
the "Credit Agreement" (as defined below), and to Bank of Montreal, as Administrative Agent

    Re:                         Loans to Maytag Corporation
                                ---------------------------

Ladies and Gentlemen:

     I am Senior Vice President, General Counsel, and Assistant Secretary of Maytag Corporation, a Delaware corporation (the "Borrower"). I am familiar with the Credit Agreement (3-Year) of even date herewith (the "Credit Agreement") among the Borrower, the financial institutions parties thereto (the "Banks") and Bank of Montreal, as Administrative Agent, and the transactions contemplated thereby.

     This opinion is furnished to you at the request of the Borrower pursuant to
Section 7.1(a) of the Credit Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Credit Agreement and the promissory notes delivered on the date hereof to the Banks signatory to the Credit Agreement (the "Notes").

     In rendering the opinions set forth herein, I have also examined originals or copies, certified to my satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Borrower, and (iii) other documents and records, and I have made such inquiries of officers and representatives of the Borrower, all as I have deemed relevant or necessary as the basis for such opinions. I have relied as to factual matters upon, and assumed the accuracy of, such certificates and other statements, documents and records supplied to me by the Borrower and I have assumed the genuineness of all signatures (other than signatures of officers of the Borrower) and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

     Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that, as of the date hereof:

            1. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Notes. Such execution, delivery and performance:

               (a) have been duly authorized by all necessary and proper corporate action of the Borrower,

               (b) do not violate any provision of the certificate of incorporation or by-laws of the Borrower or require any approval of the Borrower's stockholders, and

               (c) to my knowledge, do not violate any material indenture or agreement to which the Borrower is a party or by which it is bound or any provision of any judgment or decree applicable to the Borrower.

            2. There is no litigation or governmental proceeding pending or, to my knowledge, threatened, against the Borrower or any Subsidiary which could reasonably be expected to (i) materially adversely affect the business and properties of the Borrower and its Subsidiaries on a consolidated basis or (ii) impair the validity or enforceability of the Credit Agreement or the Notes or materially impair the ability of the Borrower to perform its obligations under the Credit Agreement or the Notes.

            3. The Credit Agreement and the Notes have been duly executed and delivered by a duly authorized officer of the Borrower.

     The foregoing opinions are limited to the laws of the United States and the State of Iowa, and the General Corporation Law of the State of Delaware, and I express no opinion with respect to the laws of any other state or jurisdiction.

     The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without my express prior written consent, except that you may furnish copies thereof to any party that becomes a Bank after the date hereof pursuant to the Credit Agreement. I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1, 2 and 3. The opinions expressed above are based solely on facts, laws and regulations existing or in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained herein.


                                             Very truly yours,

                                   Exhibit E

                            Compliance Certificate

     This Compliance Certificate is furnished to Bank of Montreal as Administrative Agent pursuant to that certain Credit Agreement (3-Year) dated as of May 3, 2001 by and among Maytag Corporation (the "Borrower"), the Banks party thereto, and Bank of Montreal, as Administrative Agent (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     The Undersigned on behalf of the Borrower hereby certifies that:

          1.   I am the duly elected treasurer of the Borrower.

          2. I have reviewed or caused to be reviewed the terms of the Credit Agreement and I have made or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements.

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

          4. The representations and warranties contained in Section 6 of the Credit Agreement are true and correct as though made on the date hereof, except as set forth below.

          5.   The Borrower is in compliance with all covenants contained in
     Section 8 of the Credit Agreement, except as set forth below.

          6. The Attachment hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraphs 3, 4 and 5 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________

     The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of
__________________ _____.



                                   Maytag Corporation



                                   By
                                     Title ____________________________

                     Attachment To Compliance Certificate

             Compliance Calculations for Credit Agreement (3-Year)
                            Dated as of May 3, 2001
                    Calculations as of _____________, _____

--------------------------------------------------------------------------------

     A.    Leverage Ratio (Section 8.6)

               1.   Consolidated Indebtedness                        $__________

               2.   Consolidated EBITDA                              $__________

               3.   Ratio of Line 1 to 2 (Line 3
                    Ratio must be not greater than
                    3.50 to 1.00 for the first three
                    fiscal quarters of each fiscal
                    year and not greater than 3.00
                    to 1.00 for the fourth fiscal quarter
                    of each fiscal year)                             ______:1.00

     B.   Interest Coverage Ratio (Section 8.7)

               1.   Consolidated Earnings Before Interest and Taxes  $__________

               2.   Consolidated Interest Expense                    $__________

               3.   Ratio of Line 1 to 2 (Line 3
                    Ratio must be equal to or greater
                    than 3.00 to 1.00)                               ______:1.00